EXHIBIT 21.1

                                  Subsidiaries


Aiton Australia Pty Ltd.
Alloy Piping Products, Inc.
B. F. Shaw, Inc.
C.B.P. Engineering Corp.
Cojafex, B. V.
Connex Pipe Systems, Inc.
Fronek-ren, S.R.O.
Fronek A/DE, Inc.
Fronek Engineering and Consulting, Inc.
Fronek Power Services, Inc.
FVF, Incorporated
IRM/NAPTech Joint Venture, L.L.C.
NAPTech, Inc.
National Fabricators, Inc.
Manufacturas Shaw South America, C.A.
Pipe Shields Incorporated
Pipework Engineering and Development, Ltd.
Prospect Industries (Holdings) Inc.
Prospect Industries Overseas, Ltd.
SAON Properties, Inc.
Secorp, Inc.
Shaw Aiton, Ltd.
Shaw Bagwell, Inc.
Shaw Contructors, Inc.
Shaw Dunn, Ltd.
Shaw Energy Services, Inc.
Shaw Fabricators, Inc.
Shaw-Fronek Fabrication, Inc.
Shaw Group International, Inc.
Shaw Group U.K. Holdings, Ltd.
Shaw Group U.K., Ltd.
Shaw Heat Treating, C.A.
Shaw Holdings South America, C.A.
Shaw International, Inc.
Shaw Lancas, C.A.
Shaw Maintenance, Inc.
Shaw Managed Services, Inc.
Shaw Manufacturing and Services, Inc.
Shaw Nass Middle East, W.L.L.
Shaw Overseas (Cayman) Ltd.
Shaw Overseas (Far East), Ltd.
Shaw Power Services, Inc.
Shaw Process and Industrial Group, Inc.
Shaw Trading FSC, Ltd.
Sunland Fabricators, Inc.
Welding Technology and Supply, Inc.
Word Industries Fabricators, Inc.
World Industrial Constructors, Inc.
Worldwide Industrial Constructors, Inc.